SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 27, 2001

Date of Report (Date of earliest event reported)

Illinois Superconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-22302	36-3688459

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

451 Kingston Court, Mt. Prospect, Illinois 60056

(Address of principal executive offices) (Zip Code)

(847) 391-9400

(Registrant’s telephone number)

SIGNATURE
EXHIBIT INDEX
Press Release issued on 4/27/01

Item 5. Other Events.

      1. On April 27, 2001, Illinois Superconductor Corporation issued a press release announcing that a previously disclosed settlement of shareholder litigation was approved by the court on April 27, 2001, which will result in the Company receiving $5 million, less $1.5 million in legal fees. A copy of the April 27, 2001 press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

      Items (a) and (b) are inapplicable.

(c)	Exhibits.

99.1	Press Release issued by Illinois Superconductor Corporation on April 27, 2001, announcing that a previously disclosed settlement of shareholder litigation was approved by the court on April 27, 2001, which will result in the Company receiving $5 million, less $1.5 million in legal fees.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINOIS SUPERCONDUCTOR CORPORATION

By: /s/ Charles Willes

Charles Willes, Chief Financial Officer

Dated: May 2, 2001

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Illinois Superconductor Corporation on April 27, 2001, announcing that a previously disclosed settlement of shareholder litigation was approved by the court on April 27, 2001, which will result in the Company receiving $5 million, less $1.5 million in legal fees.